Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 333-10797, Registration Statement No. 333-88709, Registration Statement No. 333-42768, Registration Statement No. 333-106707, Registration Statement No. 333-106708, Registration Statement No. 333-105714, Registration Statement No. 333-105715, Registration Statement No. 333-116003, Registration Statement No. 333- 132324, Registration Statement No. 333-155708, Registration Statement No. 333-170209, Registration Statement No. 333-170208, and Registration No. 333-188671 on Form S-8, Registration Statement No. 333-214407 on Form S-4, and Registration Statement No. 333-201958 and Registration No. 333-222979 on Form S-3 of our reports dated February 5, 2021, relating to the consolidated financial statements of Union Pacific Corporation and Subsidiary Companies (the Corporation), and the effectiveness of the Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

February 5, 2021